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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 7, 2002

                                MICROISLET, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                 0-27035                       88-0408274
(State or other jurisdiction    (Commission                   (IRS Employer
      of incorporation)         File Number)              Identification Number)

         6540 Lusk Blvd., Suite C250                              92121
                San Diego, CA

(Address of principal executive offices)                       (Zip Code)

               Registrant's telephone number, including area code:
                                 (858) 657-0287



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Item 4. Change in Registrant's Certifying Accountant.

         (a)      DISMISSAL OF LEVITZ ZACKS & CICERIC

         On August 8, 2002, MicroIslet, Inc., a Nevada corporation formerly known as ALD Services, Inc. (the "Registrant"), notified Levitz, Zacks & Ciceric ("Levitz"), which had audited the financial statements of MicroIslet, Inc., a Delaware corporation ("MSLT Delaware"), that such firm would be dismissed as the Registrant's independent public auditors for the 2002 fiscal year. Levitz had served as MSLT Delaware's independent public auditors since December 12, 2001. On April 24, 2002, the Registrant acquired MSLT Delaware through a merger of the Registrant's newly-formed, wholly-owned subsidiary with MSLT Delaware (the "Merger"). MSLT Delaware's stockholders were issued a total of 19,215,522 shares of the Registrant's authorized but unissued common stock, representing 85% of the post-Merger outstanding shares of the Registrant. Prior to the Merger, the Registrant was a public shell company with no assets or liabilities and a limited operating history. The transaction was accounted for as a reverse acquisition, whereby MSLT Delaware was considered the accounting acquiror and the assets and liabilities of MSLT Delaware were not adjusted as a result of the Merger.

         The report of Levitz on MSLT Delaware's financial statements as of and for the years ended December 31, 2001 and December 31, 2000, and for the period from August 21, 1998 (inception) to December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the period of Levitz's engagement and through the date of this report on Form 8-K, with respect to both MSLT Delaware and the Registrant, there has not been any disagreement with Levitz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Levitz would have caused Levitz to make reference to the subject matter of the disagreement in connection with any report issued by Levitz.

         Prior to December, 12, 2001, the date of retention of Levitz by MSLT Delaware, neither MSLT Delaware nor the Registrant consulted with Levitz, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on MSLT Delaware's or the Registrant's financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) of Regulation S-B.

         (b)      DISMISSAL OF COMISKEY & CO.

         The Registrant's independent auditors prior to the Merger, Comiskey & Co ("Comiskey"), continued to serve as an independent accountant for the Registrant after the Merger for the sole purpose of performing the review of the Registrant's financial statements for the quarter ended March 31, 2002 as required by Item 310(b) of Regulation S-B (the "March 10-Q"). The March 10-Q related to a period before completion of the Merger, and as a result did not include financial statements for MSLT Delaware. The formal dismissal of Comiskey as of August 8, 2002, was recommended by the Registrant's Audit Committee and approved by the Registrant's Board of Directors.

         The report of Comiskey on the Registrant's financial statements as of and for the year ended December 31, 2001 and for the period from inception (November 10, 1998) to December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the period of Comiskey's engagement and through the date of this report on Form 8-K, there has not been any disagreement with Comiskey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Comiskey would have caused Comiskey to make reference to the subject matter of the disagreement in connection with any report issued by Comiskey.

         (c)      ENGAGEMENT OF DELOITTE & TOUCHE LLP

         On August 8, 2002, the Registrant engaged Deloitte & Touche LLP ("D&T") as the Registrant's independent public auditors for the 2002 fiscal year. The decision to retain D&T was recommended by the Registrant's Audit Committee and approved by the Registrant's Board of Directors.



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         During the Registrant's two most recent fiscal years and through the date of this report on Form 8-K, neither MSLT Delaware nor the Registrant consulted with D&T, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on MSLT Delaware's or the Registrant's financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) of Regulation S-B.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits

         (c)      Exhibits.

                  16.1     Letter from Levitz Zacks & Ciceric

                  16.2     Letter from Comiskey & Co.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         MICROISLET , INC.

         By: /s/ John F. Steel IV
            ------------------------------
            John F. Steel IV
            Chairman and Chief Executive Officer

         Date: August 12, 2002